EX-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 75 to File No. 002-37707; Amendment No. 75 to File No. 811-02071) of Delaware Group Income Funds of our report dated December 17, 2008, on the financial statements and financial highlights of The Intermediate Fixed Income Portfolio included in the 2008 Annual Report to shareholders of Delaware Pooled Trust.

Philadelphia, Pennsylvania August 19, 2009